POWER OF ATTORNEY
        Know all by these presents, that the undersigned hereby constitutes and appoints each of LAURA A. FRANCIS and MICHAEL A. PISETSKY of SI-BONE, Inc. (the "Company") and MATTHEW B. HEMINGTON, JOHN T. MCKENNA, KATE NICHOLS and KRIS TAMASHIRO of Cooley LLP, signing individually, the undersigned's true and lawful attorneys-in-
fact and agents to:
        (1)	Prepare, execute in the undersigned's name and on
the undersigned's behalf, and submit to the Securities and
Exchange Commission (the "SEC"), a Form ID, Uniform Application
for Access Codes to File on EDGAR, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic
filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), or any rule or regulation thereunder;
        (2)	Prepare, execute in the undersigned's name and on
the undersigned's behalf, and submit to the SEC Forms 3, 4, and
5 (including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 16(a) of the
Exchange Act and the rules thereunder in the undersigned's
capacity as an officer, director, or beneficial owner of more than 10% of a registered class of securities of the Company;
        (3)	Do and perform any and all acts for and on behalf of
the undersigned that may be necessary or desirable to prepare and execute any such Form 3, 4, or 5 (including amendments
thereto and joint filing agreements in connection therewith) and file such forms with the SEC and any stock exchange, self-
regulatory association or any similar authority; and
        (4)	Take any other action of any type whatsoever in
connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.
        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
        This Power of Attorney shall remain in full force and effect until the earliest to occur of the following: (a) the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in fact, or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or Cooley LLP, as applicable.
        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Thomas A. West						Date June 7th, 2024